UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2025
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Credo Technology Group Holding Ltd
(Exact name of registrant as specified in its charter)
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Cayman Islands	001-41249	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Maples Corporate Services, Limited, PO Box 309, Ugland House Grand Cayman, KY1-1104, Cayman Islands		N/A
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (408) 664-9329
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.00005 per share	CRDO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2025, David Zinsner, a member of the board of directors (the “Board”) of Credo Technology Group Holding Ltd (the “Company”), resigned from the Board, effective March 19, 2025. Further, Lip-Bu Tan, a member of the Board who was recently appointed as the chief executive officer of Intel Corporation, has stepped down as chairman of the Board and each applicable committee thereof, but will remain a member of the Board.

The Company further announced that, effective March 20, 2025, the Board elected Fariba Danesh to fill the vacancy as a Class II director resulting from Mr. Zinsner’s resignation from the Board, to serve until the expiration of the term of the Class II directors at the Company’s annual meeting of stockholders to be held in 2026 or until her successor is duly elected and qualified, or until her earlier death, resignation or removal. The Company also announced on such date that the Board has appointed William J. Brennan, Chief Executive Officer and President of the Company and a member of the Board, to replace Mr. Tan as chairman of the Board. In connection with the foregoing transition, the Board has also appointed Sylvia Acevedo, an independent member of the Board, as lead independent director, effective March 20, 2025.

Ms. Danesh was also appointed to serve on the Audit Committee and the Nominating and Corporate Governance Committee of the Board. The Board determined that Ms. Danesh qualifies as an independent director pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and the listing standards of the Nasdaq Stock Market, and meets the additional requirements of the SEC and the Nasdaq Stock Market for membership on the Audit Committee of the Board.

Ms. Danesh, 66, has over 30 years of executive experience across enterprise and consumer hardware markets, with expertise in semiconductors, photonics, telecommunications, and data storage. She has served as Chief Operating Officer at PsiQuantum, a quantum computing startup based in Palo Alto, California, since January 2021. Since May 2021, Ms. Danesh has also been a board member at Aehr Test Systems, a global supplier of semiconductor test and reliability qualification equipment. Prior to joining PsiQuantum, Ms. Danesh served as chief executive officer of Glo AB, a venture-funded photonics and compound semiconductor company, from 2010 until 2019. Before this role, she was Senior Vice President and General Manager of the Fiber Optics Products Division at Avago Technologies (now Broadcom) from 2006 to 2009.

The professional biographies of Mr. Brennan and Ms. Acevedo are described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 26, 2024.

The resignation of Mr. Zinsner from the Board was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Ms. Danesh and any of the Company’s executive officers or directors or persons nominated or chosen to become directors or executive officers. There is no arrangement or understanding between Ms. Danesh and any other person pursuant to which Ms. Danesh was appointed as a member of the Board. There are no transactions requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Brennan will not receive any additional compensation for his service as chairman of the Board. The Board has not yet determined any additional compensation Ms. Acevedo would receive for her service as lead independent director.

Ms. Danesh will receive compensation for her service as a member of the Board in accordance with the Company’s non-employee director compensation policy, as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 26, 2024.

Ms. Danesh will also enter into the Company’s standard form of indemnification agreement, the form of which is filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended April 27, 2024 filed with the SEC on June 24, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Credo Technology Group Holding Ltd

Date: March 24, 2024	By:	/s/ William Brennan
William Brennan
President and Chief Executive Officer